EXHIBIT 23

The Board of Directors
PCA International, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 for the PCA International, Inc. 1990 Non-Qualified Stock Option Plan, registration statement on Form S-8 for the PCA International, Inc. 1992 Non-Qualified Stock Option Plan and registration statement on Form S-8 for the PCA International, Inc. 1996 Omnibus Long-Term Compensation Plan of our report dated March 19, 1997, relating to the consolidated balance sheets of PCA International, Inc. and subsidiaries as of February 2, 1997 and January 28, 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended February 2, 1997 which report appears in the February 2, 1997 annual report on Form 10-K of PCA International, Inc.

                                                       /s/KPMG Peat Marwick LLP
                                                       KPMG PEAT MARWICK LLP

Charlotte, North Carolina
April 29, 1997

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